Exhibit 5.1

Tel-Aviv, December 5, 2023

SatixFy Communications Ltd.
12 Hamada St.
Rehovot 670315
Israel

Re:   Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to SatixFy Communications Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on December 5, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 4,250,055 of the Company’s ordinary shares, no par value per share (the “Plan Shares”), issuable under the 2020 Share Award Plan (as amended and restated) (the “Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Amended and Restated Articles of Association, (ii) the Plan and (iii) resolutions of the Company’s board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 4,250,055 Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plan, pursuant to agreements with respect to the Plan, and, as the case may be, pursuant to the terms of the awards that may be granted under the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Goldfarb Gross Seligman & Co.